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                                  Exhibit 23(b)

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Prospectus and to the use of our report dated April 22, 1998, with respect to the financial statements of Sage Life Assurance of America, Inc. included in the Amendment No. 2 to the Registration Statement (Form S-1, File No. 333-46059) and related Prospectus for the registration of its variable annuity contracts.








Stamford, Connecticut                            /s/ Ernst & Young LLP
January 28, 1999                                 ---------------------
                                                 Ernst & Young LLP